Exhibit 3.2.10

TELEFLEX MEDICAL INCORPORATED

AMENDED AND RESTATED BYLAWS

Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation (“Articles”), of Teleflex Medical Incorporated, a California corporation.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such precise date and time and at such place within or without the state as fixed by the resolution of the Board of Directors (“Board”). At such meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or by such other persons as may be provided in the Articles or in these Bylaws.

Section 3. NOTICE. Written notice of each meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or by publication of notice at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) (or if sent by third-class mail, thirty (30)) nor more than sixty (60) days before such meeting. Such notice shall specify the place, the date and the hour of such meeting.

In the case of a special meeting, the notice shall state the general nature of business to be transacted and no other business shall be transacted at such meeting.

In the case of an annual meeting, the notice shall state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. However, any proper matter may be presented at the meeting for action but action on the following matters shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in a written waiver of notice, unless the matter was unanimously approved by those entitled to vote:

(a) the approval of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest;

(b) an amendment to the Articles;

(c) issuance of additional shares of the Corporation;

(d) a plan to convert to a domestic other business entity pursuant to § 1152 of the California Corporations Code (the “Corporations Code”);

(e) a reorganization (as defined in Corporations Code § 181) required to be approved by Corporations Code § 1201;

(f) the voluntary winding up and dissolution of the Corporation; or

(g) a plan of distribution under Corporations Code § 2007 in respect of a Corporation in the process of winding up.

The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board for election. The notice shall state such other matters, if any, as may be expressly required by the Corporations Code.

Section 4. ADJOURNED MEETING AND NOTICE THEREOF. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. QUORUM. Unless otherwise provided in the Articles, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Corporations Code or the Articles, the vote of a greater number or voting by classes. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 6. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All those waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except where a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Corporations Code to be included in the notice meeting.

Section 7. ACTION WITHOUT MEETING. Unless otherwise provided in the Articles, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that:

(a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval:

(1) of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest;

(2) of an indemnity pursuant to Corporations Code § 317;

(3) of a plan to convert to a domestic other business entity pursuant to Corporations Code § 1152;

(4) of a reorganization (as defined in Corporations Code § 181) required to be approved by Corporations Code § 1201; or

(5) of a plan of distribution under Corporations Code § 2007 in respect of a corporation in the process of winding up, which approval was obtained without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by that approval; and

(b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Notice of such approval shall be given in the same manner as required by Article I, Section 3 of these Bylaws.

Any shareholder giving a written consent, or the shareholder’s proxy holder or proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holder or proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. The revocation is effective upon its receipt by the Secretary of the Corporation.

Notwithstanding the above provisions, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 8. RECORD DATES. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to exercise any other rights, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and

(c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Section 9. PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the Corporations Code shall be presumptively valid. However, no proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified in Corporations Code § 705(b) or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a person specified in Corporations Code § 705(e). A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears, in the case of certificated securities, on the certificate representing such shares, or in the case of uncertificated securities, on the initial transaction statement and written statements.

Section 10. VOTING. Votes on any matter may be viva voce but shall be by ballot upon demand made by a shareholder at any election and before the voting begins. Fractional shares shall not be entitled to any voting rights.

Section 11. CHAIRMAN OF MEETING. The Board may select any person to preside as Chairman of any meeting of shareholders, and if such person shall be absent from the meeting, or fail or be unable to preside, the Board may name any other person in substitution therefore as Chairman. In the absence of an express selection by the Board of a Chairman or substitute therefore, the Chairman of the Board shall preside as Chairman. If the Chairman of the Board shall be absent, fail or be unable to preside, the President shall preside. If the President shall be absent, fail or be unable to preside the Vice President or Vice Presidents in order of their rank as fixed by the Board, the Secretary, or the Chief Financial Officer, shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

The conduct of all shareholders’ meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as the Chairman may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the shares present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Corporation and its shareholders.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any such persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or such shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE II

DIRECTORS

Section 1. POWERS. Subject to any limitations in the Articles or these Bylaws and to any provision of the Corporations Code relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. NUMBER. The authorized number of directors shall be not less than one nor more than three; provided, however, that (a) so long as the Corporation has only one shareholder, the number may be one, or two, and (b) so long as the Corporation has only two shareholders, the number may be two. The exact number of directors shall be fixed, from time to time, by a vote of a majority of the directors then holding office or by a majority vote of the outstanding voting shares of the Corporation.

Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, and the directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board. In the absence of designation of place, regular meetings shall be held at the principal office of the Corporation.

Section 6. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by any Vice President or the Secretary or any two (2) directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.

Section 7. NOTICE OF MEETINGS. When notice of a meeting of the Board is required, at least four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, shall be given to each director. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. PARTICIPATION BY TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Participation in a meeting pursuant to this Section 8 constitutes presence in person at the meeting.

Section 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 10. VOTING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Section 9 of this Article II and to:

(a) the provisions of Corporations Code § 310 regarding votes in respect of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest, and

(b) the provisions of Corporations Code § 317 regarding votes in respect of indemnification of agents of the Corporation who are members of the Board.

Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. The action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 12. RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 13. REMOVAL OF DIRECTORS. The entire Board or any individual director may be removed from office as provided by Corporations Code §§ 302, 303, and 304. In such a case, the remaining Board members may elect a successor director to fill such vacancy for the removed director’s remaining unexpired term. No director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitle to vote were voted) and the entire number of directors authorized at the time of the directors most recent election were then being elected; and when by the provisions of the Articles the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 14. VACANCIES. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Corporations Code § 307, or by a sole remaining director. Vacancies occurring in the Board by reason of the removal of directors may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, requires the consent of a majority vote of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 15. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Such notice need not comply with the time in which notice must be given prior to a meeting as required by Section 7 of Article II of the Bylaws but should be given as far in advance as is reasonably practicable under all the circumstances existing at the time of adjournment.

Section 16. VISITORS. No person other than a director may attend any meeting of the Board without the consent of a majority of the directors present; provided, however, that a representative of legal counsel for the Corporation and a representative of the independent certified public accountant for the Corporation may attend any such meeting upon the invitation of any director.

Section 17. FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

Section 18. COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized directors. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

(a) the approval of any action for which the Corporations Code also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board or in any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation (as defined in Corporations Code § 166), except at a rate, in the periodic amount or within a price range set forth in the Articles or determined by the Board; and

(g) the appointment of other committees of the Board or the members thereof.

Section 19. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12 and Section 16 of this Article II, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined by resolution of the Board as well as the committee, special meetings of committees may also be called by resolutions of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE III

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board or a President (who shall also be the Chief Executive Officer) or both, a Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. One person may hold two or more offices.

Section 2. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment, and each shall hold office until resignation or removal or other disqualification to serve, or the election of a successor.

Section 3. SUBORDINATE OFFICERS. The Board, the Chairman and the President shall each have the power to appoint such assistant vice presidents, assistant secretaries and assistant treasurers or financial officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the appointing officer or the Board may from time to time determine. In the case of subordinate officers appointed by the Chairman or the President, such appointment shall be reported to the Board at its next meeting, but the failure to so report shall not affect the validity of the appointment. The Board may remove any subordinate officer at any time.

Section 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by action of the Board duly taken, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation, to the attention of the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board or prescribed by the Bylaws. In the event the Corporation shall not have an elected President, the Chairman of the Board shall also have the authority and perform the duties as provided for the President in the following Section 7 of this Article III.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there is such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there is none, the President shall preside at all meetings of the Board. The President shall be an ex officio member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 8. EXECUTIVE VICE PRESIDENT. In the absence or disability of the President, the Executive Vice Presidents, if there shall be such officers designated by the Board, shall, in order of their rank as fixed by the Board or, if not ranked, the Executive Vice President designated by the Board, shall perform all the duties of the President, or if there be none, the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President or Chairman of the Board. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

Section 9. VICE PRESIDENT. In the absence or disability of the President and the Executive Vice President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, or, if there be none, the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President or Chairman of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

Section 10. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Corporation or at the office of the Corporation’s counsel a book of minutes of all meetings and consents to action without a meeting of directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, registrar or counsel, a record of its shareholders showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given.

The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including changes in financial position, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus shall be classified according to source and shown in a separate account.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board or by any officer having authority therefore, shall render to the President and directors, whenever they request it, an account of all of the Chief Financial Officer’s transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

ARTICLE IV

MISCELLANEOUS

Section 1. RECORD DATE AND CLOSING STOCK BOOKS. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 2. WAIVER OF ANNUAL REPORT. The annual report to shareholders referred to in Corporations Code § 1501 is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the Corporation as they deem appropriate.

Section 3. EXECUTION OF CONTRACTS. Any contract or other instrument in writing entered into by the Corporation, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other party to the contract or other instrument that the signing officers had no authority to execute the same. Contracts or other instruments in writing made in the name of the Corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it, except as the Board’s authority is limited by law other than by the Corporations Code, binds the Corporation, and the Corporation acquires rights thereunder, whether the contract is executed or wholly or in part executory. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if the requirements of Corporations Code § 310(a) are met.

A mere common directorship does not constitute a material financial interest within the meaning of this Section 5. A director is not interested within the meaning of this Section 5 in a resolution fixing the compensation of another director as a director, officer or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation.

No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if the requirements of Corporations Code § 310(b) are met.

Interested or common directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

Section 4. SHARE CERTIFICATES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid. Every shareholder in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholders. Any or all of the signatures on the certificate may be by facsimile.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefore. On the certificates issued to represent any partly paid shares or, for uncertificated securities, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefore and the amount paid thereon shall be stated. Upon declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if:

(a) the old certificate is lost, stolen or destroyed;

(b) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft;

(c) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; and

(d) the owner satisfies any other reasonable requirements imposed by the Corporation including, at the election of the Board, the filing of sufficient indemnity bond or undertaking with the Corporation or its transfer agent. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of § 8104 and § 8405 of the California Commercial Code.

Section 5. REPRESENTATION OF SECURITIES OF OTHERS. Unless otherwise determined by the Board or the Executive Committee, the President, or any other officer of the Corporation designated in writing by the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all securities of any other person or entity standing in the name of the Corporation. The authority herein granted may be exercised either in person or by proxy.

Section 6. INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive or business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 8. INDEMNIFICATION OF CORPORATE AGENTS. The Corporation shall indemnify each of its agents (as defined in Corporations Code § 317(a)) in accordance with provisions in the Articles and to the fullest extent permitted by law. Expenses incurred in defending any proceeding may be advanced by the Corporation as authorized in Corporations Code § 317 prior to the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified. The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under Corporations Code § 317.

Section 9. LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of any of the provisions of Section 10 and Section 11 of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such repeal or modification.

ARTICLE V

AMENDMENTS TO BYLAWS

Section 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article V to adopt, amend or repeal Bylaws, and the limitation of Corporation Code § 212, Bylaws may be adopted, amended or repealed by the Board provided, however, that after the issuance of shares a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.